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                                                                Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of Sunstone Hotel Investors, Inc. on Form S-3 being filed under the Securities Act of 1933, as amended, of our report dated March 28, 1996 on our audits of the consolidated financial statements and financial statement schedule of Sunstone Hotel Investors, Inc. and Sunstone Initial Hotels (the Predecessor), of our report dated March 22, 1996 on our audit of the financial statements of Sunstone Hotel Properties, Inc. (the Lessee) appearing in the Annual Report on Form 10-K, as amended, of Sunstone Hotel Investors, Inc. (the "Company") for the year ended December 31, 1995, of our report dated January 31, 1996 on our audit of the combined financial statements of The Cypress Inns, Acquisition Hotels, appearing in the Company's Current Report on Form 8-K/A filed April 19, 1996, or our report dated June 7, 1996 on our audit of the financial statements of Renton Joint Venture and of our report dated July 2, 1996 on our audit of the combined financial statements of Bay City Hospitality, Inc. and Price Hospitality, Inc. appearing in the Prospectus filed pursuant to Rule 424(b)(4) on August 8, 1996. We also consent to the reference to our firm under the caption "Experts."


/s/ COOPERS & LYBRAND L.L.P.
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Coopers & Lybrand L.L.P.

Los Angeles, California
November 26, 1996